Exhibit 99.1

Informa TechTarget

July 1, 2025

Informa TechTarget Reports Preliminary Q1 2025 Results

NEWTON, Mass: TechTarget, Inc. (Nasdaq: TTGT), (“Informa TechTarget” or the “Company”), a leading growth accelerator for the B2B Technology sector, today published preliminary results for the first quarter of 2025, delivering Revenues of $104 million and reaffirming full year expectations for year-on-year growth in Adjusted EBITDA(2).

Gary Nugent, Chief Executive, Informa TechTarget, said:

“We have made good operational progress in the first quarter of 2025 and will continue these efforts throughout our Foundation Year, laying the groundwork to realize the benefits of breadth, scale and diversity created through combination, and positioning the Company for long-term growth.”

Highlights

•
Q1 Preliminary Revenue Performance as Expected: Revenues increased 77% over the prior year period's reported revenues and declined approximately 6% year-on-year on a Combined Company Basis(3), with run-rate improving into Q2, in line with previous commentary; Mid-single digit revenue decline expected over first six months of the year on a Combined Company basis; Preliminary Q1 Net Income impacted by technical non-cash impairment reflecting difference in current market capitalization versus year-end book value;
•
Accelerated Combination Plan: Early Q1 focus was on combining teams, establishing reporting lines and confirming senior leadership, providing clarity to colleagues as quickly as possible; additionally, we began the process of focusing on our ways of working, including the first steps to harmonize our systems and operational models to enhance collaboration and efficiencies; We expect this work to continue throughout 2025;
•
The Foundation Year: Next phase of Combination Plan focused on consolidating product portfolio, simplifying go-to-market offer and increasing the commercial focus on core growth opportunities, including key client accounts and the CyberSecurity sector;
•
Full Year Expectations Reaffirmed: Targeting broadly flat revenues across 2025, with improving momentum through second half as combined group proposition gains traction in the market; Accelerated approach to combination brings forward synergy targets, underpinning guidance for year-on-year growth in adjusted EBITDA;
•
Long-term Growth Opportunity: We believe underlying demand for efficient, data-driven B2B marketing solutions remains strong, particularly within Enterprise Technology; The scale, breadth and reach of Informa TechTarget creates a unique opportunity to build a leading position in a long-term growth market.

Financial Summary(1)

	2025	2025	2024	2024	Growth	Growth	Growth	Growth
Three Months Ended March 31	High Preliminary Range	Low Preliminary Range	Reported	Combined	High Preliminary Range vs Reported	Low Preliminary Range vs Reported	High Preliminary Range vs Combined	Low Preliminary Range vs Combined
	$m	$m	$m	$m(3)%		%	%(3)	%(3)
Revenue	$104	$104	$59	$110	77%	77%	(6)%	(6)%
Net loss	$(545)	$(513)	$(20)	$(32)	2693%	2529%	1625%	1524%
Net loss margin	(524)%	(494)%	(33)%	(29)%	(491)%	(460)%	(496)%	(465)%
Adjusted EBITDA(2)	$3	$3	$0	$13	902%	902%	(79)%	(79)%
Adjusted EBITDA margin (%)(2)	3%	3%	0%	12%	2%	2%	(9)%	(9)%

(1)
The Company’s results are preliminary as it continues to finalize its goodwill impairment assessment and the related income tax accounting for Q1 2025.
(2)
Denotes a non-GAAP financial measure. See Non-GAAP Financial Measures below for explanations of these measures and reconciliations to a comparable GAAP measure.
(3)
Combined Company measure which represents Informa TechTarget’s performance for the quarter ended March 31, 2024 as if the acquisition of Former TechTarget had occurred on January 1, 2023. Note that it is not necessarily indicative of the performance of Informa TechTarget that may have actually occurred had this been completed on January 1, 2023.

The Company performed broadly as expected with revenues of $104 million, up 77% over the prior year period’s reported revenues, and approximately 6% lower on a Combined Company basis. Our like-for-like performance largely reflected what remains a subdued market backdrop.

In addition, through the early months of the year the Company was focused on its Combination Plan, bringing together colleagues, teams, processes and technology. We approached this at pace to provide certainty as quickly as possible which inevitably created some short-term disruption. However, it enabled the Company to enter the second quarter with clarity on reporting lines and leadership, with a clear road map for further refining the product and go-to-market strategy.

This accelerated approach also enabled us to bring forward the delivery of cost synergies in the first year post-combination and this underpins our guidance for growth in adjusted EBITDA in 2025, even with Combined Company revenues expected to be broadly flat.

The Company is expecting to report a Q1 net loss of $513 million to $545 million, compared to $32 million for the Combined Company in the prior year period, reflecting higher acquisition and integration costs, as well as a $450 million to $475 million non-cash impairment to reflect the Company’s current depressed market capitalization relative to book value at year-end and income tax expense of $25 million to $32 million. Adjusted EBITDA decreased by about $10 million versus the prior year period on a Combined Company basis.

Filing Update and Regaining Compliance with Nasdaq Listing Rules

The Company expects to file its Form 10-Q for the quarter ended March 31, 2025 with the Securities and Exchange Commission shortly post the July 4th holidays, once all procedures and reviews have been finalized. This should enable the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1) regarding adherence to filing requirements, with our second quarter financial results targeted for release on or before August 14, 2025.

The Foundation Year: Combine and Grow

In 2025, we are focused on effectively combining our two legacy businesses and building a strong foundation for future growth, initially targeting three core areas:

1.
Leadership: We moved quickly to appoint the Executive and Senior Leadership teams, securing a balance of experience and knowledge from the legacy Informa Tech and the legacy TechTarget businesses. These appointments enabled us to confirm responsibilities and reporting lines, providing Colleagues with clarity as quickly as possible;
2.
Operating Model: The operating model is being updated post-combination, including:
a.
Brand consolidation: We combined the brands within our Intelligence & Advisory offerings (Canalys, ESG, Omdia and Wards) under the Omdia brand, simplifying the offer to customers and freeing up analysts to spend more time in the field;
b.
Product positioning: We made an early decision to reposition the NetLine syndicated audience offering to the volume-end of the demand generation market, playing to current market sensitivities and distinguishing it from our other brands;
c.
Go-to-Market Focus: We restructured our go-to-market teams to better target major customer accounts, reflecting that half our $20 billion addressable market is accounted for by just 200 companies. We have established dedicated sales and service teams to serve an initial cohort of top accounts, with more to come, facilitating stronger, more personalized relationships, helping us to better identify opportunities to grow and enhance the client experience;

We have also doubled down on the CyberSecurity sector, a large and growing market where we have established audiences and data (including via Informa PLC’s ownership of the BlackHat brand) but our revenue share remains low;

d.
Technology & Data: While broader process and systems integration will be implemented over a longer time frame, we prioritized operationalizing our first party data exchange with Informa PLC, opening up access to its 20 million+ permissioned B2B audience generated by its Live B2B Events portfolio.
3.
Cost synergies: We immediately targeted addressing duplication in administration costs, technology licenses, property and roles. While this created some disruption in the early months of the year, we entered Q2 with greater certainty and now expect to more than double our original Year 1 cost savings goal, targeting a minimum of $10 million operating synergies in 2025.

This gives us a high degree of confidence we can meet or beat the overall $45 million run rate synergy target by the end of Year 3 ($25 million cost synergies and $20 million revenue synergies).

2025 Outlook Reaffirmed

Our guidance for the full year is unchanged, with a target for broadly flat year-on-year revenues on a Combined Company basis. Following a Q1 revenue decline of approximately 6%, we have seen improving momentum in Q2, leaving revenues down approximately 5% over the first five months of the year, with a similar figure expected at the half year.

We are targeting further sequential improvement through Q3 and Q4 to deliver a broadly flat outcome for the year, with momentum improving as our product initiatives and revitalized go-to-market approach gains further traction with customers.

The accelerated delivery of cost synergies underpins our ambition for positive growth in adjusted EBITDA in 2025, despite broadly flat revenues, with a target to deliver in excess of $85 million for the year.

We anticipate recording a further non-cash goodwill impairment in Q2 2025, reflecting the market uncertainty cited in our previous commentary that persisted through the first half of the year and the technical accounting impact of our depressed market capitalization at the end of the quarter relative to book values. This adjustment will have no impact on our operational performance or cash position.

Our guidance does not assume any marked change in the market environment, with activity expected to remain subdued, as enterprise technology customers continue to limit investments in marketing and sales to prioritize research and development in AI-related initiatives.

Long term growth opportunity

While this market environment is impacting the immediate market opportunity for Informa TechTarget, we remain confident that the breadth and depth of our product offerings can drive market share gains over time, with a range of long-term growth drivers:

•
Enterprise IT market penetration addressing the needs of our clients across their product life cycle through the breadth, reach and scale of our combined products and talent and leveraging our expanded first-party data assets;
•
International expansion to capture approximately 40% of the global market that is estimated to be made up of technology vendors outside the US;
•
Growth in industry B2B tech markets by expanding into adjacent tech-driven markets such as AutoTech, HealthTech, Fintech and others;
•
New product and platform development to deliver richer data-driven insights and deeper market access;
•
Inorganic growth opportunities that further strengthen our market position, supported by our strong balance sheet and cash generation.

We also see AI as a significant opportunity, representing a growing customer market (educating, influencing and targeting buyers of AI-enabled products), a tool to drive efficiency across our operating platform, and a technology to power our content generation strategy and value proposition of our products.

AI is changing how audiences discover information, with a shift from traditional search to AI-enabled platforms. We are therefore strengthening our capabilities in Artificial Intelligence Engine Optimization (AIEO), alongside continuing investment in Search Engine Optimization (SEO), ensuring that our trusted, original, authoritative content is referenced and cited in relevant AI summaries as well as through organic search.

We also continue to invest in our many other audience development and engagement strategies, including the Industry Dive outbound newsletter model, the BrightTALK and NetLine partnership models, and first party data from Informa PLC, underlining the strength and diversity in our approach to building and nurturing audiences.

Conference Call and Webcast

The Company will discuss these financial results in a conference call and webcast on Tuesday July 1, 2025 at 5:00 PM (Eastern Time) which will include brief remarks by management followed by questions and answers.

Conference Call Dial-In Information:

•
United States (Toll Free): 1-833-470-1428
•
United States: 1-404-975-4839
•
United Kingdom (Toll Free): +44 808 189 6484
•
United Kingdom: +44 20 8068 2558
•
Global Dial-in Numbers
•
Access code: 557186
•
Please access the call at least 10 minutes prior to the time the conference is set to begin.
•
Please ask to be joined into the Informa TechTarget call.

Conference Call Webcast Information:

This webcast can be accessed via Informa TechTarget’s website at:

https://investor.informatechtarget.com/

Conference Call Replay Information:

A replay of the conference call will be available via telephone beginning one (1) hour after the conference call through July 31, 2025 at 11:59 p.m. EDT. To hear the replay:

•
United States (Toll Free): 1-866-813-9403
•
United States: 1-929-458-6194
•
Access Code: 670569

Contacts
Dan Noreck, Chief Financial Officer	+1 617 431 9200
Garrett Mann, Corporate Communications	+1 617 431 9371

About Informa TechTarget

TechTarget, Inc. (Nasdaq: TTGT), which also refers to itself as Informa TechTarget, informs, influences and connects the world’s technology buyers and sellers, helping accelerate growth from R&D to ROI.

With a vast reach of over 220 highly targeted technology-specific websites and over 50 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

Underpinned by those audiences and their data, we offer expert-led, data-driven, and digitally enabled services that have the potential to deliver significant impact and measurable outcomes to our clients:

•
Trusted information that shapes the industry and informs investment
•
Intelligence and advice that guides and influences strategy
•
Advertising that grows reputation and establishes thought leadership
•
Custom content that engages and prompts action
•
Intent and demand generation that more precisely targets and converts

Informa TechTarget is headquartered in Boston, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn.

© 2025 TechTarget, Inc. All rights reserved. All trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA and Combined Company Adjusted EBITDA Margin, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with GAAP.

“Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, and costs related to mergers, acquisitions or reduction in forces expenses, if any.

“Adjusted EBITDA Margin” means Adjusted EBITDA divided by Revenue.

“Combined Company Revenue” means revenue calculated as if the acquisition of Former TechTarget occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss” means net income/loss calculated as if the acquisition of Former TechTarget had occurred on January 1, 2023. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information.

“Combined Company Net Loss Margin” means Combined Company Net Loss divided by Combined Company Revenue.

“Combined Company Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expenses such as asset impairment and impairment related to goodwill, and costs related to mergers, acquisitions or reduction in forces expenses, if any. See Footnote 5 of the Company’s Form 10-K for December 31, 2024 for additional information related to our presentation of unaudited supplemental Combined Company financial information. The items included in the calculation assume the acquisition of Former TechTarget had occurred on January 1, 2023.

“Combined Company Adjusted EBITDA Margin” means Combined Company Adjusted EBITDA divided by Combined Company Revenue.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definitions of Adjusted EBITDA, Adjusted EBITDA margin, Combined Company Revenue, Combined Company Net Loss, Combined Company Net Loss Margin, Combined Company Adjusted EBITDA and Combined Company Adjusted EBITDA Margin, may not be comparable to the definitions as reported by other companies. We believe that these measures provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

Combined Company measures are provided to assist our investors in further comparing our performance as if the acquisition of Former TechTarget occurred on January 1, 2023. The components of Adjusted EBITDA and Combined Company Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Adjusted EBITDA is also used in presentations to our Board of Directors. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables, except that full reconciliations of certain forward-looking non-GAAP measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain significant items. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, restructuring and other expenses, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our recent acquisition of Former TechTarget and could have a material impact on GAAP reported results for the relevant period.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than historical facts, are forward-looking statements, including: statements regarding the expected benefits of the transactions consummated on December 2, 2024 (the “Closing Date”) pursuant to the Agreement and Plan of Merger, dated as of January 10, 2024, among TechTarget Holdings Inc. (formerly known as TechTarget, Inc. (“Former TechTarget”)), Informa TechTarget, Toro Acquisition Sub, LLC, Informa PLC, Informa US Holdings Limited, and Informa Intrepid Holdings Inc. (the “Transactions”), such as improved operations, enhanced revenues and cash flow, synergies, growth potential, market profile, business plans, expanded portfolio and financial strength; the competitive ability and position of Informa TechTarget; legal, economic, and regulatory conditions; and any assumptions underlying any of the foregoing. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: unexpected costs, charges, or expenses resulting from the Transactions; uncertainty regarding the expected financial performance of Informa TechTarget; failure to realize the anticipated benefits of the Transactions, including as a result of integrating the Informa Tech Digital Businesses with the business of Former TechTarget; the ability of Informa TechTarget to implement its business strategy; difficulties and delays in Informa TechTarget achieving revenue and cost synergies; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes associated with the current or subsequent U.S. administrations; Informa TechTarget’s ability to meet expectations regarding the accounting and tax treatments of the Transactions; market acceptance of Informa TechTarget’s products and services; the impact of pandemics and future health epidemics and any related economic downturns on Informa TechTarget and the markets in which it and its customers operate; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and IT industries; data privacy and artificial intelligence laws, rules, and regulations; the impact of foreign currency exchange rates; certain macroeconomic factors facing the global economy, including instability in the regional banking sector, disruptions in the capital markets, economic sanctions and economic slowdowns or recessions, rising inflation and interest rate fluctuations on the operating results of Informa TechTarget; and other matters included in Risk Factors of Informa TechTarget’s Form 10-K for fiscal year 2024 (filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2025) and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TechTarget, Inc.

Unaudited Selected Preliminary Condensed Consolidated Balance Sheets

($ in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$78,656	$275,983
Short-term investments	—	77,705
Accounts receivable, net of allowance for credit losses of $1,219 and $907 respectively	68,099	79,039
Related party receivables	5,103	2,900
Prepaid taxes	7,125	6,443
Prepaid expenses and other current assets	15,519	13,547
Total current assets	$174,502	$455,617

Liabilities
Current liabilities:
Accounts payable	$8,949	$10,639
Related party payables	15,229	4,795
Contract liabilities	54,441	44,825
Operating lease liabilities	5,202	5,186
Accrued expenses and other current liabilities	23,237	29,328
Accrued compensation expenses	16,019	18,093
Income taxes payable(1)	59,861	6,701
Convertible debt	—	415,690
Total current liabilities(1)	$182,938	$535,257

(1)
Assumes income taxes payable calculated at the low preliminary range. If calculated at the high preliminary range, income taxes payable would be $66,861 and total current liabilities would be $189,938.

TechTarget, Inc.

Unaudited Selected Preliminary Earnings Information

($ in thousands)

	For the Three Months Ended
	March 31, 2025	March 31, 2025	March 31, 2024
	High Preliminary Range	Low Preliminary Range	As Restated
Revenues[1]	$103,887	$103,887	$58,659
Cost of revenues[1,2]	(44,160)	(44,160)	(23,969)
Gross profit	59,727	59,727	34,690
Operating expenses:
Selling and marketing[2]	33,310	33,310	13,807
General and administrative[1,2]	24,284	24,284	18,178
Product development[2]	2,789	2,789	3,019
Depreciation	532	532	403
Amortization, excluding amortization of $2,473, and $102 included in cost of revenues	23,288	23,288	10,836
Impairment of goodwill	475,000	450,000	—
Impairment of long-lived assets	—	—	1,864
Acquisition and integration costs[1]	9,328	9,328	6,977
Remeasurement of contingent consideration	—	—	2,064
Total operating expenses	568,531	543,531	57,148
Operating loss	(508,804)	(483,804)	(22,458)
Other income (expense), net	(4,081)	(4,081)	(4,749)
Loss before provision for income taxes	(512,885)	(487,885)	(27,207)
Income tax benefit (provision)	(32,000)	(25,000)	7,698
Net loss	$(544,885)	$(512,885)	$(19,509)

(1) Amounts include related party transactions as follows:
Revenues	224	224	84
Cost of revenues	277	277	—
General and administrative	6,279	6,279	8,505
Interest income	—	—	1,029
Acquisition and integration costs	46	46	6,055

(2) Amounts include stock-based compensation expense as follows:
Cost of revenues	308	308	—
Selling and marketing	2,757	2,757	—
General and administrative	711	711	266
Product development	183	183	—

TechTarget, Inc

Reconciliation of Preliminary Net Loss to Preliminary Adjusted EBITDA and Preliminary Net Loss Margin to Preliminary Adjusted EBITDA Margin

($ in thousands)

	For Three Months Ended March 31,
	2025	2025	2024	2024
	High Preliminary Range	Low Preliminary Range	As Restated	Combined
Revenues	$103,887	$103,887	$58,659	$110,295
Net loss	$(544,885)	$(512,885)	$(19,509)	$(31,588)
Interest (income) expense, net	1,030	1,030	4,967	1,788
Provision (benefit) for income taxes	32,000	25,000	(7,698)	(6,138)
Depreciation	532	532	403	687
Amortization	25,761	25,761	10,938	24,603
EBITDA	$(485,562)	$(460,562)	$(10,899)	$(10,648)
Stock-based compensation	3,959	3,959	266	11,725
Impairment of goodwill	475,000	450,000	—	—
Impairment of long-lived assets	—	—	1,864	1,864
Acquisition and integration costs	9,328	9,328	6,977	7,758
Remeasurement of contingent consideration	—	—	2,064	2,064
Adjusted EBITDA	$2,725	$2,725	$272	$12,763
Net loss margin	(524.5)%	(493.7)%	(33.3)%	(28.6)%
Adjusted EBITDA margin	2.6%	2.6%	0.5%	11.6%

TechTarget Inc.

Reconciliation of Combined Company Revenue and Net Loss

For the three months ended March 31, 2024

($ in thousands)

	Historical		Combined Company
	Informa Tech Digital Business (Note a)	Former TechTarget (Note b)	Transaction Accounting Adjustments	Note	Combined Company
Revenues	$58,659	$51,636	$—		$110,295
Cost of revenues:
Cost of revenues	(23,867)	(19,158)	1,172	(c)	(41,853)
Amortization of acquired technology	(102)	(702)	(4,265)	(d)	(5,069)
Gross profit	34,690	31,776	(3,093)		63,373
Operating expenses:
Selling and marketing	13,807	22,962	18	(e)	36,787
General and administrative	18,178	6,695	82	(f)	24,955
Product development	3,019	2,753	—		5,772
Depreciation	403	284	—		687
Amortization	10,836	3,525	5,173	(g)	19,534
Impairment of long-lived assets	1,864	—	—		1,864
Acquisition and integration costs	6,977	—	(5,745)	(h)	1,232
Transaction and related expenses	—	6,526	—		6,526
Remeasurement of contingent consideration	2,064	—	—		2,064
Total operating expenses	57,148	42,745	(472)		99,421
Operating loss	(22,458)	(10,969)	(2,621)		(36,048)
Interest expense	—	(552)	—		(552)
Interest income	1,234	3,731	—		4,965
Other income (expense), net	218	(108)	—		110
Related party interest expense	(6,201)	—	—		(6,201)
Loss before provision for income taxes	(27,207)	(7,898)	(2,621)		(37,726)
Income tax benefit (provision)	7,698	(2,190)	630	(i)	6,138
Net loss	$(19,509)	$(10,088)	$(1,991)		$(31,588)

(a)
Represents the condensed statement of income of the Informa Tech Digital Business for the quarter ended March 31, 2024.
(b)
Represents the condensed consolidated statement of operations as reported in Former TechTarget’s Form 10-Q for the quarter ended March 31, 2024.
(c)
Represents adjustments to cost of revenues associated with the elimination of TechTarget’s historical lease expense, amortization related to existing computer software, internal-use software, and website development costs, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(d)
Represents the elimination of Former TechTarget’s historical amortization of acquired technology of $702 thousand and recognition of new amortization expense of $4,967 thousand resulting from intangible assets identified as part of the purchase price allocation.
(e)
Represents adjustments to selling and marketing expenses associated with the elimination of Former TechTarget’s lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(f)
Represents adjustments to general and administrative expenses associated with the elimination of Former TechTarget’s historical lease expense, and the recognition of the estimated lease expense based on remeasured lease liabilities and ROU assets.
(g)
Represents the elimination of Former TechTarget’s historical amortization of intangible assets of $3,525 thousand and recognition of new amortization expense of $8,698 thousand resulting from intangible assets identified as part of the purchase price allocation.
(h)
Represents the elimination of acquisition costs of $5,745 thousand incurred by the Informa Tech Digital Business for the three months ended March 31, 2024.
(i)
Represents the income tax effect of the pro forma adjustments presented. The pro forma income tax adjustments were estimated using a combined U.S. federal and statutory tax rate of 24.0% applied to all adjustments.